UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation; Change in Fiscal Year.

As previously reported, at the 2014 Annual Meeting of Stockholders of the WaferGen Bio-systems, Inc. (the “Company”) held on May 29, 2014, the holders of a majority of the shares of the Company’s Common Stock approved a proposal to grant discretionary authority to the Board of Directors to amend the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the outstanding shares of Common Stock of the Company, at any time within one year after stockholder approval is obtained, by a ratio of not less than one-for-two and not more than one-for-25, with the exact ratio to be set at a number within this range as determined by the Board of Directors in its sole discretion.

On June 27, 2014, the Company filed with the Secretary of State of the State of Nevada a certificate of amendment (the “Certificate of Amendment”) to its articles of incorporation, which Certificate effectuated as of June 30, 2014 at 1:01 p.m. Pacific Time (the “Effective Time”) the proposed reverse stock split by a ratio of one-for-10 (the “Reverse Split”).  At the Effective Time, every 10 outstanding shares of Common Stock became one share of Common Stock.  No fractional shares were, or shall be, issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive a fractional share of Common Stock will be entitled to receive the fractional share rounded up to the next whole share.  The Reverse Split did not change the number of shares of common or preferred stock that the Company is authorized to issue, or the par value of the Company’s common or preferred stock.

On June 30, 2014, the Company received approval from the Financial Industry Regulatory Authority (“FINRA”) to effectuate the Reverse Split in the market at the open of business on July 1, 2014.  At such time, the Company’s Common Stock will have a new CUSIP number, 93041P 308, and its trading symbol will temporarily change to “WGBSD.”  The added “D” will remain for 20 business days after which the Company’s trading symbol will revert back to “WGBS.”

The Reverse Split resulted in a proportionate adjustment to the per share exercise price and the number of shares of Common Stock issuable upon the exercise of outstanding stock options and the vesting of restricted awards, as well as the number of shares of Common Stock eligible for issuance under the Company’s 2008 Stock Incentive Plan.

Item 8.01.  Other Events.

A copy of the press release announcing the Reverse Split is attached hereto as Exhibit 99.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
3	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company
99	Press Release of the Company dated June 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: June 30, 2014	By:	/s/ STEPHEN BAKER
Stephen Baker
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Company
99	Press Release of the Company dated June 30, 2014